Exhibit 10.1


                     SETTLEMENT AND PATENT LICENSE AGREEMENT

         This SETTLEMENT AND PATENT LICENSE AGREEMENT (this "Agreement") is entered into as of September 28, 2006 (the "Effective Date") between ANALYTICAL SPECTRAL DEVICES, INC., a Colorado corporation ("ASD"), and CDEX, INC., a Nevada corporation, any of its wholly-owned subsidiaries, and any other of its subsidiaries over which CDEX exerts control ("CDEX"). ASD and CDEX are sometimes referred to in this Agreement collectively as the "Parties" and individually as a "Party."

         WHEREAS ASD is the owner of U.S. Patent No. 6,771,369, called "System and Method for Pharmacy Validation and Inspection" (the " `369 Patent");

         WHEREAS ASD filed suit against CDEX in the United States District Court for the District of Colorado for patent infringement of the `369 Patent, Civil Action No. 06-CV-426-REB-CBS (the "Litigation");

         WHEREAS CDEX filed a counterclaim in the Litigation seeking a declaration of noninfringement, invalidity and unenforceability of the `369 Patent; and

         WHEREAS the parties desire to resolve all aspects of the present dispute without the further time and expense of litigation or other legal action.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ASD and CDEX agree as follows:

1.       DEFINITIONS. As used in this Agreement:

         1.1 "ASD" means Analytical Spectral Devices, Inc.

         1.2 "CDEX Exit Revenue" means the amount CDEX receives from the sale of a Licensed Product under GAAP accounting practices as used in CDEX's financial reporting, without making any credits or deductions whatsoever.

         1.3 "Claims" means any and all claims, counterclaims, third-party claims, contribution claims, indemnity claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, attorneys' fees, actions, causes of action, and all other claims of every kind and nature in law or equity, whether arising under state, federal, international or other law, which were asserted or could have been asserted in, or which arise from the same transactions or occurrences as those claims which were asserted in the Litigation, or any of which accrued or arose prior to the dismissal of the Litigation, whether such claims are absolute or contingent, direct or indirect, known or unknown.

         1.4 "Disposable Cuvette" means any cuvette sold for use with the ValiMed System.

         1.5 "Licensed Product Area" means for use in verifying liquid pharmaceuticals.

         1.6 "Litigation" means the action pending in the United States District Court for the District of Colorado for patent infringement, Civil Action No. 06-CV-426-REB-CBS.

         1.7 "Licensed Patents" means U.S. Patent No. 6,771,369 and each continuation, continuation-in-part, divisional, reissue, reexamination and foreign counterpart of that patent. A list of Licensed Patents and each published application therefore owned as of the Effective Date is appended to this Agreement as Exhibit A and such list will be updated from time to time as additional Licensed Patents issue.

         1.8 "Licensed Product" means any product that, but for the license granted in Section 2 below, would infringe one or more valid claims of a Licensed Patent. The parties acknowledge and agree that the ValiMed System is a Licensed Product. For the sake of clarity, a "valid" claim is one which has not been held to be invalid by a court or administrative agency of final jurisdiction or all appeals with respect to same have been exhausted.

         1.9 "Services" means updates to the ValiMed System Library and maintenance of any Licensed Product in the Licensed Product Area.

         1.10 "Standstill Patents" means any patent other than Licensed Patents owned or acquired by either Party during [ * ] after the Effective Date of this Agreement, or application for such patent filed by either Party that issues during [ * ] after the Effective Date of this Agreement.

         1.11 "ValiMed System" means the ValiMed Medication Validation System or any substantially similar machine used to validate liquid pharmaceuticals.

         1.12 "ValiMed System Library" means the library of pharmaceutical spectral signatures used by the ValiMed System.

2. LICENSE. Subject to the terms and conditions of this Agreement, ASD grants CDEX a worldwide, non-exclusive, non-transferable (except as provided in Section 9 below) license, without the right to sublicense, under the Licensed Patents, to make, have made, use, offer to sell, sell and otherwise distribute and import the Licensed Products in the Licensed Product Area. To the extent that a CDEX customer, distributor, manufacturer, supplier, subsidiary or end-user makes, uses, sells or offers to sell a Licensed Product in the Licensed Product Area, it is understood and agreed that the license grant above will extend to such entity if and only if CDEX has paid a royalty on such Licensed Product in accordance with the payment schedule set forth in Exhibit B to this Agreement. ASD grants no licenses other than those expressly stated in this section 2.

3.       ROYALTIES.

         3.1 Royalties Payable by CDEX. As long as the license granted to CDEX in Section 2 is in effect, CDEX will pay ASD a royalty as specified in Exhibit B.

         3.2 Royalty Reports. Within [ * ] days after the close of CDEX's fiscal quarter, CDEX will provide to ASD a report containing a calculation of the amount of royalties owed to ASD for such quarter.

         3.3 Payment of Royalties. Payments of the royalties owed under this Agreement, as set forth in Exhibit B, will be due when the reports calculating


                                       2

* The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

such royalties as required under Section 3.2 are provided. All royalty payments will be made by wire transfer in U.S. dollars and in immediately available funds. ASD will be entitled to a late fee calculated at the rate of [ * ] per annum for late royalty payments if more than [ * ] days have elapsed after giving notice to CDEX that payment is past due. Wire transfer payments shall be sent to the following bank:

             [ * ]

         3.4 Taxes. ASD will be responsible for properly reporting and paying all taxes and similar fees it owes to governmental entities as a result of the royalty payments made pursuant to this Agreement. If any such taxes or fees must be withheld from a royalty payment by CDEX, CDEX will use reasonable efforts to furnish ASD with appropriate evidence of the amount withheld and the payment of such amount to the appropriate governmental entity so that the ASD can claim any corresponding deduction or credit to which it may be entitled.

         3.5 Audit Rights. CDEX will keep and maintain accurate and detailed books and records relating to its activities under this Agreement for at least [
* ] after the end of each CDEX fiscal quarter during which such activities occur. [ * ]

         3.6 Royalties on Services. CDEX will pay a royalty on revenue recognized for Services for any calendar year in which the revenue recognized for Services exceeds the thresholds set forth below:

         [ * ]

                  The royalty rate for Services is equal to the royalty rate for Licensed Product as set forth in Exhibit B to this Agreement [ * ] .

         3.7 Patent Marking. CDEX will mark each Licensed Product with the issued United States Licensed Patent applicable to such Licensed Product, in accordance with 35 U.S.C. ss. 287 ("Patent Notice") and to the extent ASD has notified CDEX in writing of ASD's request to so mark. CDEX agrees to (a) amend such Patent Notice (including, but not limited to, the addition and deletion of one or more patents), from time to time, at ASD's reasonable written request and
(b) notify ASD of any request for disclosure under 35 U.S.C. ss. 287(b)(4)(B) related to the Licensed Patents. [ * ]

4.       STANDSTILL AGREEMENT.

         4.1 [ * ] Standstill Agreement. Subject to the terms and conditions of this Agreement and for a period of [ * ] commencing on the Effective Date (the "Standstill Period"), each of the Parties hereby covenant not to sue (a) the other Party on any of their respective Standstill Patents and/or (b) each other's customers, manufacturers, suppliers, subsidiaries, end-users or distributors on any of their respective Standstill Patents for activities conducted in the Licensed Product Area. A list of each Party's Standstill Patents and published applications filed therefor during the Standstill Period owned as of the Effective Date is appended to this Agreement as Exhibit C. The Parties agree that Exhibit C to this Agreement shall be amended and supplemented as additional Standstill Patents issue. Nothing in this Agreement prevents suit on the Standstill Patents after the Standstill Period expires.

                                       3

* The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

         4.2 No Accrual of Damages. Subject to the terms and conditions of this Agreement, each of the Parties hereby waive any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, attorneys' fees, actions and causes of action related to patent infringement in the Licensed Product Area that would otherwise accrue during the Standstill Period against the other Party and the other Party's customers, manufacturers, suppliers, distributors or end-users.

5.       RELEASES AND DISMISSAL.

         5.1 ASD Releases to CDEX. [ * ]

         5.2 CDEX Releases to ASD. [ * ]

         5.3 Unknown Claims. [ * ] .

         5.4 Denial of Liability. The Parties acknowledge that they are entering into this Agreement to resolve disputed claims, that nothing herein shall be construed to be an admission of liability, and that ASD on the one hand, and CDEX on the other, expressly deny any liability to the other Party. Each Party shall bear its own costs and attorney's fees incurred in this action.

         5.5 Dismissal. Within five (5) days of the execution of this Agreement, the Parties shall jointly file a stipulation of dismissal requesting the United States District Court for the District of Colorado dismiss with prejudice all claims and counterclaims in the Litigation, each Party to bear its own costs.

6.       TERM AND TERMINATION OF LICENSE.

         6.1 Term. [ * ]

         6.2 Termination. [ * ]

         6.3 Effects of Termination by ASD. [ * ]

         6.4 Survival. Sections 1, 3, 4, 6.3, 7, 10 and 11 will survive the termination of this Agreement.

7. NO IMPLIED LICENSES. All rights to ASD's Licensed Patents or either Party's Standstill Patents not expressly granted in this Agreement are reserved. There are no implied licenses as a result of this Agreement.

8. ACKNOWLEDGEMENT OF VALIDITY. As part of this Agreement and so long as it and the license granted hereunder remains in effect, CDEX acknowledges the validity of the `369 Patent and will not challenge the validity of the `369 Patent. However, nothing herein shall prevent CDEX from challenging the validity of the `369 Patent if ASD was ever to assert that patent for any reason against CDEX or against any party licensed under Section 2 of this Agreement, or if this Agreement were ever terminated.

                                       4

* The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

9. ASSIGNMENT. CDEX may not assign or transfer, by operation of law or otherwise, any of its rights under this Agreement or delegate any of its duties under this Agreement to any third party without ASD's prior written consent. CDEX may, however, assign or transfer any of its rights under this Agreement or delegate any of its duties under this Agreement to any third party who purchases all or substantially all of the assets relating to the Licensed Product in the Licensed Product Area (whether by asset purchase or merger). Any attempted assignment or transfer in violation of the foregoing will be void. Such third party must agree to be bound by the terms of this Agreement, otherwise the assignment is void and ASD can terminate the Agreement in accordance with Paragraph 6.2.

10.      DISPUTE RESOLUTION/ARBITRATION.

         10.1 Initial Efforts to Resolve Disputes. [ * ]

         10.2 Arbitration. [ * ]

         10.3 Arbitration Procedure. [ * ]

         10.4 Governing Law, Jurisdiction and Venue. This Agreement shall be governed by, interpreted and construed in accordance with the laws of Delaware, without reference to conflicts of laws principles. 11. GENERAL PROVISIONS.

         11.1 Injunctive Relief. [ * ]

         11.2 Publicity. The Parties will issue a press release in the form attached hereto as Exhibit D, the same day that the United States District Court for the District of Colorado enters the stipulation of dismissal described in
Section 5.5 above. The terms of the settlement shall not be publicly disclosed, except as described in Section 11.3 below. ASD will be entitled, but not obligated to identify CDEX as a licensee under the Licensed Patents in ASD's promotional material, including its website. CDEX may identify itself as a licensee under the Licensed Patents in CDEX's promotional material, including its website.

         11.3 Confidentiality. The terms of this Agreement, excluding the terms of the stipulation of dismissal described in Section 5.5 and the press release discussed in Section 11.3 above, shall be held in strictest confidence by the parties and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in this paragraph, the parties may disclose this Agreement in confidence to a Court (or otherwise as directed by law) and to the Parties' respective attorneys, accountants, auditors, tax preparers, and financial advisors. In the event any party is requested to disclose this Agreement to a Court or otherwise as directed by law, that party will provide reasonable notice to the other party in advance of any such disclosure so that the other party may consider and effect objecting to such disclosure.

         11.4 Warranties; Disclaimers; Limitations. [ * ]

         11.5 Duly Existing. [ * ]

                                       5

* The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

         11.6 Comprehension. [ * ]

         11.7 Interpretation. [ * ]

         11.8 Entire Agreement. This is an enforceable Agreement. This Agreement, including the attached Exhibits which are incorporated by reference herein, constitute the entire agreement between the Parties and supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties with respect to the subject matter hereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto which specifically refers to this Agreement.

         11.9 Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         11.10 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by a reliable overnight courier service, return receipt requested; by prepaid registered or certified mail, return receipt requested; or by facsimile to the other Party at the address below or to such other address for which such Party shall give notice hereunder. Such notice shall be deemed to have been given one (1) day after the date of sending if by overnight courier service, or five (5) days after the date of sending by registered or certified mail, or upon confirmed receipt if delivered by facsimile, excepted that notice of change of address shall be effective only upon receipt.

         To ASD:

[ * ]

         To CDEX:

[ * ]

         11.11 Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable under any controlling body of law, that provision shall be reformed, construed and enforced to the maximum extent permissible; and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11.12 Section Headings. The section headings used in this Agreement and the attached Exhibits shall be intended for convenience only and shall not be deemed to supersede or modify any provisions.

         11.13 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

                                       6

* The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

         11.14 Duty to Effectuate. The Parties agree to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purpose of this Agreement.


Effective:  September 28, 2006

ANALYTICAL SPECTRAL DEVICES, INC.            CDEX, INC.


By:    _________________________            By:    __________________________

Name:  David Rzasa                          Name:  James Griffin
Title: Chief Executive Officer              Title: Chief Executive Officer








                                       7

* The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.